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                                                                   Exhibit 10.43

                            ERESEARCHTECHNOLOGY, INC.

                              CONSULTANT AGREEMENT

The following agreement is hereby entered into between, Joel Morganroth, M.D., P.C. (hereinafter known as Consultant) and eResearchTechnology, Inc. (together with its affiliated corporations hereinafter known as the "Company"), and having its principal offices at 30 S. 17th Street, Philadelphia, PA 19103

1.   SCOPE OF PROJECT

     a) Consultant agrees to provide Joel Morganroth, M.D. ("Dr. Morganroth") to advise the Company on matters related to the successful operation, marketing and business development of the Company's Cardiac Safety group, on a best efforts basis to achieve annual goals established with the Board of Directors.

     b) Consultant agrees to provide Joel Morganroth, M.D. ("Dr. Morganroth") to market the services of the Company's eRT Consulting Group, which the Company shall define from time to time, ("Services") to pharmaceutical, biomedical and medical device companies and to perform such Services for the eRT Consulting Group as requested by the Company.

          For each marketing opportunity, Consultant shall deliver to the Company a completed Standard Opportunity Lead Sheet (Exhibit A) prior to the Company's preparation of a proposal and/or contract with the prospect company ("Lead"). The Standard Opportunity Lead Sheet shall identify the Lead. For the purposes of determining whether the Lead was generated solely by Consultant ("Consultant Lead"), Leads provided by the Consultant to the Company will be deemed to be a Consultant Lead unless the Company demonstrates that the subject of such Lead is either in the Company's existing backlog at the time the Lead is submitted by the Consultant to the Company, or is included in an existing proposal made or in the process of preparation by the Company at the time the Lead is submitted to the Company, or involves a client of the Company with which the Company has an existing repeat business presence whether internally generated or generated through a prior Consultant Lead or any combination thereof.

2.   ETHICAL CONDUCT

     Consultant will conduct himself in a professional and ethical manner at all times and will comply with all Company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.


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3.   COMPENSATION

     a) Base fees shall be $294,000/year payable in twelve equal installments of $24,500 by the 15th of each month. Consultant will be eligible for incentive compensation to be determined by the Board of Directors.

     b) Consultant shall be paid a commission of 90% of net revenues for Services performed by the eRT Consultant Group for those Consultant Leads. Payment shall be made to Consultant within thirty (30) days following the Company's billing to the Lead for such Services.

     c) Consultant shall be paid a commission of 80% of net revenues for Services performed by Consultant for eRT Consultant Group. Payment shall be made to Consultant within thirty (30) days following the Company's billing to the Lead for such Services.

     d) Consultant will be reimbursed for reasonable out of pocket expenses when properly documented.

     e) Consultant agrees to maintain his medical licenses and insurance as required to carry out the duties described herein, which will be reimbursed by the company when properly documented and which shall not exceed $15,000 per year.

     f) Consultant shall be acting as an independent contractor and not as an employee of the Company. Payment of any tax and/or social security liabilities relative to this compensation shall be the responsibility of the Consultant.

4.   NON-DISCLOSURE

     Consultant acknowledges that consultancy for the Company requires him to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, and trade secrets. Upon termination of the consulting relationship for any reason, Consultant agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Consultant further agrees, whether during the term of this agreement with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or other material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company.

5.   INVENTIONS

     a) Consultant agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice during the term of this agreement. Consultant further agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Consultant further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, during the term of this agreement shall be considered property of the Company and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of this agreement shall be deemed to have been made, conceived, or discovered during the term hereof.


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     b)   If publication of data generated from studies conducted under the auspices of the Company is anticipated, Consultant agrees to obtain permission from the Company for such publication.

6.   NO SOLICITATION

     During the continuance of this Agreement and for a period of one year thereafter (regardless of the reason for termination), Consultant agrees that it will not, directly or indirectly, in any way for its own account, as employee, stockholder, partner or otherwise, or for the account of any other person, corporation, or other entity, inappropriately or unethically solicit clients, Company employees or independent contractors that would interfere with the business of the Company.

7.   NO CURRENT CONFLICT

     Consultant hereby assures the Company that he/she is not currently restricted by any existing employment or non-compete agreement that would conflict with the terms of this Agreement.

8.   TERM OF AGREEMENT

     The term of this Agreement will be effective as of January 1, 2007 and will continue from year to year unless terminated.

9.   TERMINATION

     a) The Company may terminate consulting services at any time without the need to show cause upon ninety (90) days written notice to Consultant.

     b) The Company may terminate consulting services without notice for failure to meet obligations under the Agreement. The following, as determined by the Company in its reasonable judgment, shall constitute failure to meet these obligations:

          (1) Consultant's failure to perform services or meet goals defined under the scope of the project.

          (2) Any misconduct which is injurious to the business or interests of the Company.

          (3) Violation of any federal, state, or local law applicable to the business of the Company.

          (4)  Any material breach of this agreement.

     c) The Consultant will be notified on any alleged breach in writing and be allowed sixty (60) days to cure any deficiency. Upon any termination pursuant to subparagraph (a) and (b) above, the Consultant shall be entitled to no further fees or payments hereunder, except those which shall have accrued to the date of termination.

10.  MISCELLANEOUS

     a) This Agreement and any disputes arising here from shall be governed by Pennsylvania law.

     b) In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration


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          thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

     c) This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter with the Company or its affiliates. Without limiting the foregoing, this Agreement replaces and supersedes in full the Consultant Agreement between the Company and Consultant dated May 21, 2001, as amended, which is hereby terminated in full.

     d) The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same.

     e) The provisions of paragraphs 2, 4,5,6,7 and 9 hereof are intended to apply equally to the Consultant and Dr. Morganroth, and the Consultant will assure Dr. Morganroth's compliance with the same.

     f) The provisions of paragraphs 4, 5 and 6 shall survive termination of this Agreement.

For Consultant:                         For the Company:


-------------------------------------   ----------------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


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                                    EXHIBIT A

                         Standard Opportunity Lead Sheet

This Exhibit A is made pursuant to the Consultant Agreement ("Agreement") entered into between Joel Morganroth, M.D., P.C. and eResearchTechnology, Inc. Defined terms not otherwise defined herein shall take on the meanings assigned to them in the Agreement.

LEAD INFORMATION

Company Name:

________________________________________________________________________________

Address:

________________________________________________________________________________

________________________________________________________________________________

City/State/Zip:

________________________________________________________________________________

Contact Name: ______________________________ Title: ____________________________

Phone: _______________________ Fax: _____________ E-mail: ______________________

Brief description of Services requested:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

List any relationships or affiliations that may exist between Lead or any Lead affiliate and Consultant or any Consultant affiliate:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_____________________________________   ________________________________________
Consultant                              Date

_____________________________________   ________________________________________
Company                                 Date


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